Exhibit 4.4

EXHIBIT A

Form of Warrant

THIS WARRANT AND THE SHARES OF STOCK WHICH MAY BE PURCHASED UPON THE EXERCISE OF THIS WARRANT HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH SALE, OFFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT AND OF ANY APPLICABLE STATE SECURITIES LAWS UNLESS SOLD PURSUANT TO RULE 144 OF THE ACT.

Void after November 11, 2026

MARRONE BIO INNOVATIONS, INC.

STOCK PURCHASE WARRANT

WARRANT TO PURCHASE SHARES OF STOCK

THIS CERTIFIES THAT, for value received, [__________] (the “Holder”), subject to and effective upon Holder’s agreement and acknowledgement of the provisions and upon the terms and conditions hereinafter set forth below, is entitled to subscribe for and purchase [___] shares of the fully paid and nonassessable shares of the Common Stock (the “Shares”) of Marrone Bio Innovations, Inc., a Delaware corporation (the “Company”) at a price of $2.38 per share (the “Exercise Price”) (as may be adjusted pursuant to Section 3 hereof). This Warrant is one of a series of warrants issued by the Company pursuant to that certain Third Amendment to Loan Agreement (the “Amendment”), dated as of November 11, 2016, by and between the Company and Gordon Snyder, an individual, as administrative agent for the Lenders (as defined in the Amendment) (in such capacity, the “Agent”).

1. Method of Exercise; Payment.

(a) Cash Exercise. The purchase rights represented by this Warrant may be exercised by the Holder, in whole or in part, by the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit A duly executed) at the principal office of the Company, and by the payment to the Company, by certified, cashier’s or other check acceptable to the Company, of an amount equal to the aggregate Exercise Price of the Shares being purchased.

(b) Net Issue Exercise. In lieu of exercising this Warrant, the Holder shall have the right to convert this Warrant (or any portion thereof) by surrender of this Warrant at the principal office of the Company together with notice of such conversion on the form attached hereto as Exhibit A, in which event the Company shall issue to the Holder a number of Shares computed using the following formula:

X =	Y (A-B)
A

Where X = the number of the Shares to be issued to the Holder.

Y = the number of the Shares purchasable under this Warrant in respect of which the net issue exercise election is made pursuant to this Section 1(b).

A = the fair market value of one share of the Shares.

B = the Exercise Price on the date of conversion (as adjusted to the date of such conversion).

(c) Fair Market Value. For the purposes of Section 1(b)(ii), “fair market value” per share of Common Stock shall mean (A) if the Common Stock is publicly traded, the average of the closing sales prices, as quoted on the primary national or regional stock exchange on which the Common Stock is listed, or, if not listed, the OTC Bulletin Board if quoted thereon, on the twenty (20) Trading Days immediately preceding the date on which the Notice of Exercise is deemed to have been sent to the Company, (B) if the Common Stock is not publicly traded as set forth in clause (A) of this sentence, as reasonably and in good faith determined by the Board of Directors of the Company as of the date which the Notice of Exercise is deemed to have been sent to the Company, or (C) if this Warrant is exercised as part of the consummation of an Acquisition as provided in Section 9, the per share fair market value of the Shares shall be the value of one share of Common Stock sold or valued in the Acquisition.

(d) Stock Certificates. In the event of any exercise of the rights represented by this Warrant, certificates for the Shares so purchased shall be delivered to the Holder within a reasonable time. Notwithstanding any delay in the delivery of the certificates for the Shares, the Company agrees that Shares purchased under this Warrant shall be and are deemed to be issued to the Holder hereof as the record owner of such Shares as of the close of business on the date on which this Warrant shall be been surrendered, the completed exercise form and the payment of the purchase price has been delivered (or, in the alternative the conversion notice specified in Section 1(b) has been delivered) to the Company.

2. Stock Fully Paid; Reservation of Stock. All of the Shares issuable upon the exercise of the rights represented by this Warrant will, upon issuance and receipt of the Exercise Price therefor, be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof.

3. Adjustments. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price therefor shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

(a) Reclassification. In case of any reclassification or change of the Common Stock (other than a change in par value, or as a result of a subdivision or combination), the Company shall execute a new Warrant, providing that the holder of this Warrant shall have the right to exercise such new Warrant, and procure upon such exercise and payment of the same aggregate Exercise Price, in lieu of the shares of the Common Stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification or change, by a holder of an equivalent number of shares of Common Stock. Such new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 3. The provisions of this subsection (a) shall similarly apply to successive reclassifications or changes.

(b) Stock Splits, Dividends and Combinations. In the event that the Company shall at any time subdivide the outstanding shares of Common Stock or shall issue a stock dividend on its outstanding shares of Common Stock the number of shares issuable upon exercise of this Warrant immediately prior to such subdivision or to the issuance of such stock dividend shall be proportionately increased, and the Exercise Price shall be proportionately decreased, and in the event that the Company shall at any time combine the outstanding shares of Common Stock the number of shares issuable upon exercise of this Warrant immediately prior to such combination shall be proportionately decreased, and the Exercise Price shall be proportionately increased, effective at the close of business on the date of such subdivision, stock dividend or combination, as the case may be.

4. Notice of Adjustments. Whenever the number of shares purchasable hereunder or the Exercise Price thereof shall be adjusted pursuant to Section 3 hereof, the Company shall promptly provide notice to the Holder setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the number and class of shares which may be purchased and the Exercise Price therefor after giving effect to such adjustment.

5. Fractional Shares. This Warrant may not be exercised for fractional shares. In lieu of fractional shares the Company shall make a cash payment therefor based upon the Exercise Price then in effect.

6. Representations of the Company. The Company represents and warrants to the Holder as follows:

(a) That all corporate actions on the part of the Company, its officers, directors and shareholders necessary for the sale and issuance of this Warrant and the performance of the Company’s obligations hereunder have been taken. The execution, delivery and performance by the Company of the Warrant does not and will not, to the best of the Company’s knowledge, (i) contravene the terms of the Company’s certificate of incorporation and bylaws; (ii) result in a breach of or constitute a default under any material lease, instrument, contract or other agreement to which the Company is a party or by which it or its properties may be bound or affected, except where such breach or default could not reasonably be expected to have a Material Adverse Effect; or (iii) violate any provision of any law, rule, regulation, order, judgment, decree or the like binding on or affecting the Company, except where such violation could not reasonably be expected to have a Material Adverse Effect. The Warrant, when executed and delivered pursuant to the Amendment, will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar debtor relief laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies. For the purposes of this Section 6(a), “Material Adverse Effect” means any change, occurrence, event, circumstance or development that has had or could reasonably be expected to have a material adverse effect on (i) the business, properties, assets, liabilities, financial condition, operation or performance of the Company; or (ii) the validity or enforceability of the Warrantor the rights and remedies of the Agent or the Holder hereunder.

(b) No statement made by the Company (i) in those sections of the Company’s Annual Report on Form 10-K for the period ended December 31, 2015, as filed with the Securities and Exchange Commission (the “SEC”) on March 30, 2016, entitled “Special Note Regarding Forward-Looking Statements and Trade Names,” “Business,” “Risk Factors,” “Legal Proceedings,” “Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities,” “Selected Financial Data,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” (ii) in those sections of the Company’s Quarterly Reports on Form 10-Q for the periods ended March 31 and June 30, 2016, as filed with the SEC on May 16 and August 15, 2016, respectively, entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Legal Proceedings” and “Risk Factors,” and (iii) in those sections of the Company’s Proxy Statement on Schedule 14A as filed with the SEC on April 25, 2016, entitled “Information Regarding Our Nominees and Directors,” “Executive Officers,” “Beneficial Ownership of Our Common Stock,” and “Transactions with Related Persons” (together, the “Information Package”) contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

7. Representations and Warranties by the Holder. The Holder represents and warrants to the Company as follows:

(a) This Warrant and the Shares issuable upon exercise thereof are being acquired for its own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the “Act”). Upon exercise of this Warrant, the Holder shall, if so requested by the Company, confirm in writing, in a form satisfactory to the Company, that the securities issuable upon exercise of this Warrant are being acquired for investment and not with a view toward distribution or resale.

(b) The Holder understands that the Warrant and the Shares have not been registered under the Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Act pursuant to Section 4(a)(2) thereof, and that they must be held by the Holder indefinitely, and that the Holder must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Act or is exempted from such registration. The Holder further understands that the Shares have not been qualified under any state securities law by reason of their issuance in a transaction exempt from the qualification requirements thereof, which exemption depends upon, among other things, the bona fide nature of the Holder’s investment intent expressed above.

(c) The Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of this Warrant and the Shares purchasable pursuant to the terms of this Warrant and of protecting its interests in connection therewith.

(d) The Holder is experienced in evaluating and investing in companies with similar financial concerns as those of the Company and understands the high risk nature of the Holder’s investment. The Holder is able to bear the economic risk of the purchase of the Shares pursuant to the terms of this Warrant.

(e) The Holder acknowledges that it has a pre-existing relationship with the Company and that the Holder has received all the information it considers necessary or appropriate for deciding whether to accept the Warrant pursuant to the Amendment, including the Information Package.

(f) The Holder is not relying on any representation or advice from the Company (or any of its officer directors representatives or advisors) or any other person or entity regarding the terms, effect, or tax consequences of this Warrant (other than the representations and warranties set forth in Section 6 of this Warrant).

(g) The Holder represents that it has consulted with its own tax, investment and legal advisors with respect to the federal, state, local and foreign tax consequences arising from its acceptance of the Warrant to the extent Holder has determined it necessary to protect its own interest in connection with the execution of the Amendment and the issuance of the Warrant in view of Holder’s prior financial experience and present financial condition, and will rely on its own analysis and investigation and that of Holder’s advisors in determining whether to exercise the Warrant. Holder further acknowledges that Holder (and not the Company) shall be responsible for any personal tax liability that may arise as a result of the issuance or exercise of the Warrant.

(h) The Holder acknowledges that the representations, warranties, covenants and acknowledgements set forth in this Section 7 constitute a material inducement to the Company entering into the Amendment and issuing this Warrant.

8. Restrictive Legend.

The Shares (unless registered under the Act) shall be stamped or imprinted with a legend in substantially the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY.

9. Acquisition. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the company with or into another individual, limited liability company, partnership, joint venture, corporation, trust, unincorporated organization, any other entity, or a government or any department or agency thereof (but excluding a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company), (ii) the Company, indirectly or indirectly, effects any sale, assignment, transfer or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company of another person) is completed pursuant to which holders of Common Stock are permitted to sell, tender, or exchange their shared for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock or (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (each an “Acquisition”), then, the Company shall cause this Warrant to be redeemed in connection with such Acquisition (which shall include an express provision in the definitive agreement related to such Acquisition to obligate the parties to effectuate the redemption or similar repurchase or “cash out” of the Warrant as contemplated in this Section 9 for the same consideration that would have been payable in respect of all the Warrant Shares that would have been issuable to the Holder if this Warrant had been fully exercised pursuant to Section 1(b) on the date of, and immediately prior to, the Acquisition; for the avoidance of doubt, the Holder shall be entitled to be paid at least the same per share consideration as the other holders of the Company’s Common Stock in connection with any such Acquisition.

10. Rights of Shareholders. No holder of this Warrant shall be entitled, as a Warrant holder, to vote or receive dividends or be deemed the holder of the Shares or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or, except as provided in Section 11 below, to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

11. Notices of Record Date. In the event:

(a) the Company shall declare any dividend or distribution upon any of its capital stock;

(b) there shall be any capital reorganization, reclassification of the capital stock of the Company or an Acquisition; or

(c) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

the Company shall give to the Holder of this Warrant written notice of any relevant record, payment, effective and exchange dates and the amount and nature of any dividend, distribution or right. Such notice shall be given at least 10 days prior to any record date for distribution or voting and also at least 10 days prior to the effective date of the transactions referred to in (b) and (c) above. Failure to so give notice or any defect in any certification or notice given under this Warrant shall not affect the validity or legality of any transaction giving rise thereto so long as such failure or defect does not result in the termination of Holder’s rights under this Warrant.

12. Expiration of Warrant. This Warrant shall expire and shall no longer be exercisable upon the earlier to occur of (a) November 11, 2026 or (b) an Acquisition, provided that the Company has complied with section 9 in all material respects.

13. Notices. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier, (a) five (5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid or (d) one business day after the business day of facsimile transmission, if delivered by facsimile transmission with copy by first class mail, postage prepaid, and shall be addressed (i) if to the Holder, at Holder’s address set forth on the signature page hereto, and (ii) if to the Company, at the address of its principal corporate offices (attention: President), or at such other address as a party may designate by advance written notice to the other party pursuant to the provisions above.

14. Governing Law. This Warrant and all actions arising out of or in connection with this Warrant shall be governed by and construed in accordance with the internal laws of the State of California, without regard to the conflicts of law provisions thereof.

15. Exchange and Transfer of Warrants.

(a) On surrender for exchange of this Warrant, properly endorsed, the Company at its expense, but on payment by the Holder of any applicable transfer taxes, shall issue and deliver to or on the order of the Holder a new Warrant or Warrants of like tenor, for the same aggregate number of Shares as called for by the Warrant surrendered.

(b) This Warrant may not be transferred at any time without both (x) the consent of the Company in its sole discretion, and (y) either (i) registration under the Act or (ii) an exemption from such registration and a written opinion of legal counsel addressed to the Company that the proposed transfer of the Warrant may be effected without registration under the Act, which opinion will be in form and from counsel reasonably satisfactory to the Company.

(c) Notwithstanding any provision to the contrary in this Section 15, the Holder may transfer, without consideration, this Warrant or any of the Warrant Shares (or any portion thereof) to the Holder’s Affiliates (as such term is defined under Rule 144 of the Act) without obtaining the consent of the Company or the opinion from counsel that may be required by Section 15(b)(ii) provided that the Holder delivers to the Company and its counsel certification, documentation, and other assurances reasonably required by the Company’s counsel to enable the Company’s counsel to render an opinion to the Company’s Transfer Agent that such transfer does not violate applicable securities laws.

16. Replacement of Warrants. In the case of the loss, theft or destruction of a Warrant then held by Holder or his assigns, an affidavit of an officer of such Holder stating the loss, theft or destruction, as the case may be, shall constitute evidence satisfactory to the Company and no indemnity or security shall be required for replacement other than the Holder’s written agreement to indemnify the Company.

17. No Impairment. The Company shall not, by amendment of its Certificate of Incorporation or bylaws, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but shall at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against impairment.

18. Severability. If any term, provision, covenant or restriction of this Warrant is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Warrant shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

[Signature page follows]

Issued as of November 11, 2016.

MARRONE BIO INNOVATIONS, INC.

By:

Name:

Title:

Agreed and acknowledged:

[              ]

By:

Name:

Title:

Address:

EXHIBIT A

NOTICE OF EXERCISE

TO:	Marrone Bio Innovations, Inc.
1540 Drew Ave
Davis, CA 95618
Attention: President

1. The undersigned hereby elects to purchase shares of Marrone Bio Innovations, Inc. pursuant to the terms of the attached Warrant.

2. Method of Exercise (Please initial the applicable blank):

_____ The undersigned elects to exercise the attached Warrant by means of a cash payment, and tenders herewith payment in full for the purchase price of the Shares being purchased, together with all applicable transfer taxes, if any.

_____ The undersigned elects to exercise the attached Warrant by means of the net exercise provisions of Section 1(b) of the Warrant.

3. Please issue a certificate or certificates representing said Shares in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

4. The undersigned hereby represents and warrants that the aforesaid Shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale, in connection with the distribution thereof, and that the undersigned has no present intention of distributing or reselling such shares and all representations and warranties of the undersigned set forth in Section 7 of the attached Warrant are true and correct as of the date hereof.

(Signature)

Title:

(Date)